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                                                                   EXHIBIT 23(a)

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Malan Realty Investors, Inc. on Form S-2 of our report dated January 30, 1998, included in the Annual Report on Form 10-K of Malan Realty Investors, Inc. for the year ended December 31, 1997, and to the use of our report dated January 30, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Detroit, Michigan
March 26, 1998